Exhibit 3.13

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “GLOBAL POWERTRAIN SYSTEMS,
LLC” AS RECEIVED AND FILED IN THIS OFFICE.
THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
CERTIFICATE OF FORMATION, FILED THE FIFTEENTH DAY OF MARCH, A.D. 2012, AT 9:40 O`CLOCK A.M.
CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-SECOND DAY OF AUGUST, A.D. 2017, AT 12:25 O`CLOCK P.M.
CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE THIRTEENTH DAY OF SEPTEMBER, A.D. 2017, AT 11:42 O`CLOCK A.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE
AFORESAID LIMITED LIABILITY COMPANY, “GLOBAL POWERTRAIN SYSTEMS, LLC”.

CERTIFICATE OF FORMATION

OF

GLOBAL POWERTRAIN SYSTEMS, LLC
This Certificate of Formation of Global Powertrain Systems, LLC (the “LLC”) is being duly executed and filed to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).
FIRST:    The name of the limited liability company formed hereby is Global Powertrain Systems, LLC.
SECOND:    The address of the registered office of the LLC in the State of Delaware and the name and address of the registered agent for service of process on the LLC in the State of Delaware is: National Corporate Research, Ltd., 615 South DuPont Highway, Dover, DE 19901
THIRD:    This Certificate of Formation shall be effective on the date of filing.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 8th day of March, 2012, and does hereby affirm that the statements contained herein have been examined by the undersigned and are true and correct.

    /s/ James Goniea
James Goniea
Authorized Person

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT CHANGING ONLY THE
REGISTERED OFFICE OR REGISTERED AGENT OF A
LIMITED LIABILITY COMPANY
The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is	GLOBAL POWERTRAIN
SYSTEMS, LLC

2.	The Registered Office of the limited liability company in the State of Delaware is
changed to	251 Little Falls Drive
	(street), in the City of	Wilmington	,
Zip Code	19808	. The name of the Registered Agent at such address upon
whom process against this limited liability company may be served is
Corporation Service Company

By: /s/ Jill Cilmi Authorized Person Name: Jill Cilmi, Authorized Person Print or Type

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT CHANGING ONLY THE
REGISTERED OFFICE OR REGISTERED AGENT OF A
LIMITED LIABILITY COMPANY
The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is
GLOBAL POWERTRAIN SYSTEMS, LLC

2.	The Registered Office of the limited liability company in the State of Delaware is
changed to	3411 Silverside Road, Tatnall Building, #104
	(street), in the City of	Wilmington	,
Zip Code	19810	. The name of the Registered Agent at such address upon
whom process against this limited liability company may be served is
Corporate Creations Network Inc.

By: /s/ Natasha Duke Authorized Person Name: Natasha Duke, Special Manager Print or Type